EXHIBIT 99.1 FORM OF PROXY


                             THIS IS YOUR PROXY.
                           YOUR VOTE IS IMPORTANT


The Special Meeting of Shareholders will be held:


      DATE:    May 8, 1998

      LOCATION:    OFFICES OF THE BERKSHIRE GAS COMPANY

      TIME:    1:00 P.M.



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To ensure that your shares are voted on your behalf, please return your proxy promptly in the enclosed envelope.



/X/   Please mark
      votes as in
      this example


      The Board of Directors recommends a vote FOR Proposal Regarding Plan of Restructuring.

                                       FOR        AGAINST    ABSTAIN

      Proposal to Approve Plan of            / /        / /        / /
      Restructuring to adopt a Holding
      Company structure.

      MARK HERE        / /
      TO DISCONTINUE
      MULTIPLE
      MAILINGS

      MARK HERE        / /
      IF YOU PLAN
      TO ATTEND
      THE MEETINGS

      MARK HERE        / /
      FOR ADDRESS
      CHANGE AND
      NOTE AT LEFT


Please sign name exactly as it appears hereon.

When signing as attorney, agent, guardian, executor, administrator, trustee or the like, please give your full title as such.


Signature __________________________
Date________________________________


                          THE BERKSHIRE GAS COMPANY


                 Proxy for Special Meeting on May 8, 1998


         This Proxy is Solicited on Behalf of the Board of Directors


      The undersigned hereby appoints Franklin M. Hundley, Scott S. Robinson and Paul L. Gioia and each of them proxies, with power of substitution, to act and vote in the name of the undersigned, with all the powers that the undersigned would possess if personally present, on all matters which may

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come before the Special Meeting of Shareholders of The Berkshire Gas Company
to be held on May 8, 1998 and any adjournment thereof.


      The proxies are hereby authorized and instructed upon the matters specified in the Notice of Special Meeting as set forth on the reverse side hereof. IF NO CHOICE IS INDICATED AS TO THE PROPOSAL, THE PROXIES SHALL VOTE FOR SUCH PROPOSAL. THE PROXIES MAY VOTE IN THEIR DISCRETION ON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING.


      The undersigned hereby acknowledges receipt of the Notice of Special Meeting dated March 25, 1998 and the related Proxy Statement


                 CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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